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                                                                   EXHIBIT 10.21

          [LETTERHEAD OF ST. LANDRY PARISH POLICE JURY APPEARS HERE]

                         EXCERPT FROM THE MINUTES OF A
                     ST. LANDRY PARISH POLICE JURY MEETING
                              FEBRUARY 9TH, 1998

#25- "It was moved by Juror Courville, seconded by Juror Ardoin, that the following resolution be offered for adoption:

                               RESOLUTION NO. 25

WHEREAS, by Ordinance 1997 #2 adopted July 14, 1997, St. Landry Parish ("Franchising Authority") granted a cable television franchise (the "Franchise") to Cablevision Industries of Louisiana Partnership ("Franchisee");

WHEREAS, TWI Cable, Inc., the ultimate parent entity of Franchisee, has negotiated an asset purchase agreement (the "Agreement") with Renaissance Media Holding LLC ("Holdings"), pursuant to which Franchise will transfer to Renaissance Media LLC, an affiliate of Holdings ("Renaissance"), substantially all of the assets of its cable television system serving the Franchise Authority (the "System"), including its rights under the Franchise;

WHEREAS, Franchisee and Renaissance have filed a Form 394 (the "Transfer Application");

WHEREAS, the Franchise requires that Franchising Authority grant its consent to an assignment of the Franchise by Franchisee, which consent shall not be unreasonably withheld:

WHEREAS, Franchisee and Renaissance have requested that Franchising Authority consent to the assignment and transfer of the Franchise by Franchisee to Renaissance;

WHEREAS Franchising Authority has reviewed the Transfer Application, examined the Legal, financial and technical qualifications of Renaissance, followed all required procedures to consider and act upon the Transfer Application, and considered the comments of all interested parties;

WHEREAS, the Franchise is in full force and effect without default thereunder by Franchisee as of the date hereof in accordance with its terms and conditions as set forth therein, and Renaissance has agreed to comply with the Franchise and applicable law from and after the completion of the transfer; and

WHEREAS, Renaissance will need to grant one or more security interests and/or liens in or upon the Franchise and the System from time to time on or after the closing date of the transfer in order to secure the present and future indebtedness of Renaissance, now,

THEREFORE, BE IT RESOLVED by the Parish of St. Landry, State of Louisiana, in regular session convened this 9th day of February, 1998, that:

     1. Franchising Authority acknowledges that it has received a complete Transfer Application.

     2. Franchising Authority does hereby consent to the transfer of the Franchise and all of Franchisee's rights, powers and privileges under the Franchise from Franchisee to Renaissance.

     3. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the consummation of the transfer of the assets of the System by Franchisee to Renaissance, at which time Franchising Authority shall automatically release Franchisee and its predecessors from all obligations and liabilities under the Franchise that relate to periods from and after such date. Notice of the date of
                     Il faut resommencer a parler francais

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such consummation shall be given to Franchising Authority.

     4. Franchising Authority hereby consents to a transfer of the Franchise or control related thereto to any entity controlling, controlled by or under common control with Renaissance.

     5. Renaissance is authorized to pledge, mortgage, transfer in trust and otherwise hypothecate the property and assets used or held for use in connection with the ownership and operation of the System, including the Franchise, and the parties owning or controlling Renaissance are authorized to pledge, mortgage, transfer in trust and otherwise hypothecate their equity interest in Renaissance as collateral security for such loans and financing (or for guarantees of such loans and financing) as may be incurred or assumed by Renaissance from time to time in connection with the ownership and operation of the System.

     6. Franchising Authority hereby confirms that, to its knowledge: (a) the Franchise is currently in full force and effect and expires on July 14, 2012;
(b) Franchisee is correctly the valid holder and authorized grantee of the Franchise; (c) Franchisee is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists that would constitute a default under the Franchise or that would permit Franchising Authority to revoke or terminate the Franchise. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Renaissance has been duly and validly taken.

Adopted by St. Landry Parish Police Jury, Louisiana, on this 9th day of February, 1998.

ATTEST:

  /s/ Kathy Moreau                          /s/ Ronald Dugan
---------------------                      ------------------------------
Kathy Moreau, Secretary                        Ronald Dugan, President

                                     *****

I, Kathy Moreau, Secretary, St. Landry Parish Police Jury, do hereby certify the above and foregoing to be a true and correct copy of excerpt of the minutes of a meeting held by said body on Monday, February 9th, 1998 in Opelousas, Louisiana.

(SEAL)

                                           /s/ Kathy Moreau
                                           -----------------------------
                                           Kathy Moreau, Secretary
                                           St. Landry Parish Police Jury

cc: Mr. Joseph R. Matte, General Manager, Time Warner
      Cable, P. O. Box 1047, Eunice, LA  70535